Exhibit 10.19

Notice of Grant of Deferred Stock Units Award Agreement

Director	DSU Number:
NAME	Plan: Non-Employee Directors’ Equity Plan

Effective                     ,         , you have been granted an award of              deferred stock units.

Each deferred stock unit represents a right to a future payment equal to one share of Brink’s Home Security Holdings, Inc. common stock. Such payment will be made in shares of Brink’s Home Security Holdings, Inc. common stock.

Subject to the provisions of this Award Agreement and the Plan, you shall be entitled to receive (and the Company shall deliver to you) on the first day that is more than six months after your termination of service from the Board, the number of Shares underlying this award.

Additional terms and conditions applying to this grant are contained on pages two through four of this Award Agreement as well as within the official Plan document. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

By your signature and the authorized Company signature below and on page four of this Award Agreement, you and the Company agree that this award is granted under and governed by the terms and conditions of the Brink’s Home Security Holdings, Inc. Non-Employee Directors’ Equity Plan, as well as this Award Agreement, all of which are incorporated as a part of this document.

Brink’s Home Security Holdings, Inc.	Date

Director	Date

Page 1 (Company Copy)

Deferred Stock Units Award Agreement

This AWARD AGREEMENT dated as of                     , 20     is between Brink’s Home Security Holdings, Inc., a Virginia corporation (the “Company”), and the member of the board of directors of the Company (the “Board”) identified on page one of this Award Agreement (the “Director”).

By resolution dated on the date of this Award Agreement, the Board, acting pursuant to the Brink’s Home Security Holdings, Inc. Non-Employee Directors’ Equity Plan (the “Plan”), a copy of which Plan has heretofore been furnished to the Director (who hereby acknowledges receipt), granted to the Director a deferred stock units award as set forth on page one of this Award Agreement.

Accordingly, the parties hereto agree as follows:

1. Subject to all the terms and conditions of the Plan, the Director is granted the deferred stock units award (the “Award”) as set forth on page one of this Award Agreement.

2. Subject to the Director’s satisfaction of vesting conditions described below, (unless otherwise provided under the terms and conditions of the Plan or this Award Agreement), the Director shall be entitled to receive (and the Company shall deliver to the Director) on the first day that is more than six months after the Director’s termination of service from the Board, the number of Shares underlying this Award.

3. If a cash dividend is paid on a Share while the Award remains outstanding, the Director shall be entitled to receive at the time such cash dividend is paid, a cash payment in an amount equivalent to the cash dividend on a Share with respect to each Share covered by the outstanding Award. If the Director ceases to serve as a member of Company’s Board of Directors prior to the payment of Shares underlying the Director’s vested portion of the Award but subsequent to the applicable vesting date, as set forth on page one of this Award Agreement, the Director shall be entitled to receive with respect to each Share underlying the vested portion of the Award a cash payment in amount equivalent to a cash dividend on a Share, regardless of whether the Director continues to serve as a member of the Company’s Board of Directors as of the relevant dividend payment date.

4. The Award shall be fully vested as of the earlier of                     ,          or the Director’s termination of service as a member of the Board.

5. Notwithstanding anything to the contrary in paragraph 4 above, in the event of the occurrence of a Change in Control, the Award will fully vest upon the Change in Control (to the extent not already vested), provided, however, that notwithstanding Section 11(g) of the Plan, the Award will become payable only on the first day that is more than six months after the Director’s termination of service from the Board.

6. The Shares underlying the Award, until and unless delivered to the Director, do not represent an equity interest in the Company and carry no voting rights. The Director will not have any rights of a shareholder with respect to the Shares underlying the Award until the Shares have been delivered to the Director.

Page 2 (Company Copy)

7. The Award is not transferable by the Director otherwise than by will or by the laws of descent and distribution.

8. All other provisions contained in the Plan as in effect on the date of this Award Agreement are incorporated in this Award Agreement by reference. The Board may amend the Plan at any time, provided that if such amendment shall adversely affect the rights of a holder of an Award with respect to a previously granted Award, the Award holder’s consent shall be required except to the extent any such amendment is made to comply with any applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. This Award Agreement may at any time be amended by mutual agreement of the Board (or a designee thereof) and the holder of the Award. Prior to a Change in Control of the Company, this Award Agreement may be amended by the Company, and upon written notice by the Company, given by registered or certified mail, to the holder of the Award of any such amendment of this Award Agreement or of any amendment of the Plan adopted prior to such a Change in Control, this Award Agreement shall be deemed to incorporate the amendment to this Award Agreement or to the Plan specified in such notice, unless such holder shall, within 30 days of the giving of such notice by the Company, give written notice to the Company that such amendment is not accepted by such holder, in which case the terms of this Award Agreement shall remain unchanged. Subject to any applicable provisions of the Company’s bylaws or of the Plan, any applicable determinations, order, resolutions or other actions of the Board shall be final, conclusive and binding on the Company and the holder of the Award.

9. All notices hereunder shall be in writing and (a) if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office address, 8880 Esters Boulevard, Irving, TX 75063 USA, to the attention of the Secretary, and (b) if to the Director, shall be delivered personally or mailed to the Director at the address set forth below. Such addresses may be changed at any time by notice from one party to the other.

10. This Award Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in the Plan, the legal representatives of the Director.

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the day and year first above written.

Brink’s Home Security Holdings, Inc.	Date

Director	Date

[Street Address, City, State, ZIP]

Page 3 (Company Copy)